Exhibit 10.18

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Common Warrant No. l	Number of Shares: 100,000
Date of Issuance: April 9, 1998	(subject to adjustment)

MOSAIC PHARMACEUTICALS, INC.

Common Stock Purchase Warrant

Mosaic Pharmaceuticals, Inc. (the “Company”), for value received, hereby certifies that James A. Wells, or his registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at anytime after the date hereof and on or before the Expiration Date (as defined in Section 5 below), up to 100,000 shares (as adjusted from time to time pursuant to the provisions of this Warrant including Section l below) of Common Stock of the Company, at a purchase price of $1.00 per share.  The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes hereinafter referred to as the “Warrant Stock” and the “Purchase Price” respectively.

1.                                       Warrant Vesting Schedule.  This Warrant shall be exercisable, in whole or in part, according to the following vesting schedule:

(a)                                  Twelve-forty eighths (12/48) of the Warrant Stock shall become exercisable on April 9, 1999 and an additional 1/48 of the Shares shall become exercisable on the first day of each full month thereafter until all Shares have been released; provided in each case that the Registered Holder’s employment or services with the Company has not terminated prior to the date any such Warrant Stock become exercisable.  Any of the Warrant Stock which have not yet become exercisable are referred to herein as “Unvested Shares.”

(b)                                 Upon a Change of Control (as defined below) of the Company, should the Registered Holder be terminated by the Company without Cause (see definition of Cause below) or should the Registered Holder be Involuntarily Terminated (as defined below) at any time within twelve months following such Change of Control, then 100% of the Unvested Shares shall become exercisable.  In any event, 100% of the Unvested Shares shall become exercisable at the end of twelve months following such Change of Control provided Registered Holder’s employment or services has not been terminated.  Notwithstanding the foregoing, if it is determined by the Company’s independent public accountants that such accelerated exercisability would preclude accounting for the Change of Control as a pooling of interests for financial accounting purposes, and it is a condition to the closing of the Change of Control that the transaction be accounted for as a pooling of interests, then the Warrant Stock shall not become exercisable on the accelerated basis pursuant to this paragraph.

(c)                                  Notwithstanding anything set forth above, should the Registered Holder be terminated by the Company without Cause (see definition of Cause below) or should the Registered Holder be Involuntarily Terminated (as defined below) at anytime on or before April 1, 1999, then 50,000 of the Unvested Shares shall become exercisable.  For purposes of this Section 1(c), “Involuntary Terminated” shall mean, without the Registered Holder’s consent, a substantial reduction of the Registered Holder’s responsibilities regarding the Company’s research programs.  The parties acknowledge that Employee is currently solely responsible for the Company’s research programs and that the Company intends to do significant additional hiring in this area.  Accordingly, the parties agree that any reduction shall be compared against this proposed hiring plan.  Should the Registered Holder be terminated by the Company without Cause (see definition of Cause below) at any time after April 1, 1999, then 25,000 of the Unvested Shares shall become exercisable.

(d)                                 “Change of Control” shall mean a merger or reorganization of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the corporation, in which transaction the Company’s stockholders immediately prior to such transaction own immediately after such transaction less than 50% of the equity securities of the surviving corporation or its parent.

(e)                                  “Involuntary Termination” shall mean:

(i)                                     without the Registered Holder’s express written consent, a significant reduction of the Registered Holder’s duties, position or responsibilities, or the removal of the Registered Holder from such position, duties and responsibilities;

(ii)                                  without he Registered Holder’s express written consent, a substantial reduction of the facilities and perquisites (including office space and location) available to the Registered Holder;

(iii)                               a material reduction by the Company of the Registered Holder’s base salary;

(iv)                              a reduction by the Company in the kind or level of employee benefits to which the Registered Holder is entitled with the result that the Registered Holder’s overall benefits package is significantly reduced; or

(v)                                 without the Registered Holder’s express written consent, the relocation of the Registered Holder to a facility or a location more than seventy (70) miles from the Registered Holder’s current residence.

(f)                                    “Cause” shall mean:

(i)                                     the Registered Holder’s failure to substantially perform the duties associated with the Registered Holder’s position;

(ii)                                  the Registered Holder’s personally engaging in conduct that the Registered Holder reasonably should know or that the Registered Holder intends to be seriously injurious to the Company or its affiliates;

(iii)                               a material and willful violation of a federal or state law or regulation applicable to the business of the Company;

(iv)                              the Registered Holder’s being convicted of a felony under the laws of the United States or any State, or the misappropriation of material property belonging to the Company or its affiliates; or

(v)                                 the Registered Holder knowingly and intentionally breaching in any material respect the terms of the Registered Holder’s Proprietary Information Agreement.

2.                                       Exercise.

(a)                                  Manner of Exercise.  This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.  The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

(b)                                 Effective Time of Exercise.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above.  At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section l(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c)                                  Net Issue Exercise.

(i)                                     In lieu of exercising this Warrant in the manner provided above in Section 2(a), concurrent with or following the closing of a firm commitment underwritten public offering of the Company’s Common Stock pursuant to a registration statement under the Securities Act (the Company’s “Initial Public Offering”), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of shares of Common Stock computed using the following formula:

X	=	Y (A - B)
A

Where                                                            X = The number of shares of Common Stock to be issued to the Registered Holder.

Y = The number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

A =The fair market value of one share of Common Stock (at the date of such calculation).

B = The Purchase Price (as adjusted to the date of such calculation).

(ii)                                  For purposes of this Section 2(c), the fair market value of one share of Common Stock on the date of calculation shall mean:

(A)                              if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share of Common Stock shall be the initial “Price to Public” specified in the final prospectus with respect to the offering; or

(B)                                if this Warrant is exercised after, and not in connection with, the Company’s Initial Public Offering, and if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:

(1)                                  if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the average of the closing prices over a thirty (30) day period ending three days before date of calculation; or

(2)                                  if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three days before the date of calculation.

(d)                                 Delivery to Registered Holder.  As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

(i)                                     a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

(ii)                                  in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 2(a) above.

3.                                       Adjustments.

(a)                                  Stock Splits and Dividends.  If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date, of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.  If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.  When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b)                                 Reclassification, Etc.  In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 3(a); and in each such case, the terms of this Section 3 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

(c)                                  Adjustment Certificate.  When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

4.                                       Transfers.

(a)                                  Unregistered Security.  This Warrant is not transferable.  Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.

Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b)                                 Warrant Register.  The Company will maintain a register containing the name and address of the Registered Holder of this Warrant.  The Registered Holder may change his address as shown on the warrant register by written notice to the Company, requesting such change.

5.                                       No Impairment.  The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 12 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6.                                       Termination.  This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”):  (a) April      , 2008, (b) the sale, conveyance, disposal, or encumbrance of all or substantially all of the Company’s property or business or the Company’s merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this Section 6 shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company, (c) five (5) years after the closing of the Company’s Initial Public Offering, or (d) ninety (90) days after Registered Holder’s employment or services with the Company has been terminated.

7.                                       Reservation of Stock.  The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock; securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

8.                                       Exchange of Warrants.  Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

9.                                       Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10.                                 Notices.  Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

11.                                 No Rights as Stockholder.  Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

12.                                 No Fractional Warrant Stock.  No fractional shares of Common Stock will be issued in connection with any exercise hereunder.  In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

13.                                 Amendment or Waiver.  Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

14.                                 Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

15.                                 Governing Law.  This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

16.                                 No Guarantee of Continued Service.  REGISTERED HOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF, IS EARNED ONLY BY CONTINUING SERVICES.  REGISTERED HOLDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED SERVICES FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH REGISTERED HOLDER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE REGISTERED HOLDER’S RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

17.                                 Market Standoff Agreement.  In connection with the Company’s Initial Public Offering, the Registered Holder agrees not to sell, offer to sell, contract to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, transfer or hedge its ownership risks of any securities of the Company (other than those included in the registration) without the prior written consent of the Company and/or managing underwriters, as the case may be, for one hundred eighty (180) days from the effective date of such registration.  The Registered Holder agrees that the Company may impose stop transfer instructions in order to enforce the foregoing covenant.  The Registered Holder agrees to execute any agreement reflecting the foregoing as may be requested by the managing underwriters at the time of the Company’s initial underwritten public offering.

MOSAIC PHARMACEUTICALS, INC.

By	James A. Wells

Address:

Fax Number:

/s/ James A. Wells
James A. Wells

EXHIBIT A

PURCHASE FORM

To:	Mosaic Pharmaceuticals, Inc.	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant No. 1, hereby irrevocably elects to purchase         shares of the Common Stock covered by such Warrant and herewith makes payment of $       , representing the full purchase price for such shares at the price per share provided for in such Warrant.

The undersigned further acknowledges that it has reviewed the market standoff provisions set forth in Section 18 of the Warrant and agrees to be bound by such provisions.

Signature:

Name (print):

Title (if applic.):

Company (if applic.):